Exhibit 99.1

Greenway Reports Fiscal 2013 First-Quarter Results

First-Quarter Revenue of $32.8 Million Grew By 28% YOY

Gross Margin of 54% for Quarter Improves by 262 Basis Points YOY

Adjusted EBITDA Up 181% YOY to $2.6 Million

CARROLLTON, Ga.--(BUSINESS WIRE)--November 1, 2012--Greenway Medical Technologies, Inc. (NYSE: GWAY), which delivers innovative software and business services solutions for ambulatory care providers through its PrimeSUITE® platform, today announced financial results for the three months ended September 30, 2012.

“We continue to achieve strong financial results from operations as we successfully pursue a strategy that capitalizes on increased electronification among ambulatory care providers, encourages consumer engagement in the healthcare system, and establishes the value of objective data as a powerful tool to improve population health,” said Tee Green, president and chief executive officer of Greenway®. “We’re reaching our growth objectives by maintaining our focus on the long-term value proposition we have established for our customers.”

Highlights

  Total revenue grew by 28% for the 2013 first quarter, when compared with the year-ago period, and revenue from recurring sources, including support services and electronic data interchange and business services grew by 36% year over year.
  Gross profit increased by 34% with gross margin improving by 262 basis points, to 54.4% for the first quarter from the prior-year period.
  Adjusted EBITDA margin was 8% for the 2013 first quarter, a 434-basis point improvement from the prior-year period. Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net income below and is not a substitute for the GAAP equivalent.

Operating Results

Greenway generated revenue of $32.8 million for the three months ended September 30, 2012, up 28% from $25.7 million for the comparable prior-year period. Revenue from recurring sources, particularly support services, grew by 36% as a result of a higher proportion of new customer installations on Greenway’s cloud-based solutions, as well as growth of other services.

Gross profit for the three months ended September 30, 2012, was $17.8 million, which compares with $13.3 million for the three months ended September 30, 2011, a 34% increase. Gross profit margin improved by 262 basis points, to 54.4% for the fiscal 2013 first quarter, from 51.8% for the prior-year period, largely as a result of revenue growth as well as better margins for support services and electronic data interchange and business services, offset by a decline in system sales margins for the period. System sales margin for the quarter includes the absorption of increased amortization expense of approximately $1.2 million related to software development costs and acquired technology. Amortization commences as various projects become available for market.

Greenway reported a loss from operations of ($250,000) for the fiscal 2013 first quarter, which compares with an operating loss of ($549,000) for the prior-year period.

The Company earned net income of $8,000, or zero cents per share based on a weighted average 30.6 million shares outstanding, for the three months ended September 30, 2012. This compares with a net loss of ($406,000) for the prior-year period. The Company’s results for the three months ended September 30, 2011, reflected a loss available to common shareholders of ($9.8 million), or (84) cents per share and included dividends and accretion related to preferred stock that was converted to common stock in February 2012.

As of September 30, 2012, Greenway had $34.6 million in cash and short-term investments and no outstanding indebtedness.

Greenway generated cash flow from operations of $2.4 million for the fiscal 2013 first quarter, up from $811,000 for the comparable prior-year period.

Non-GAAP Measures

Greenway’s non-GAAP adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization, acquisition-related transaction costs and stock-based compensation, was $2.6 million for the three months ended September 30, 2012, up 181% from $930,000 for the prior-year period, and non-GAAP EBITDA margin improved by 434 basis points, to 8%, year over year.

Adjusted, or non-GAAP net income, which is defined as net income before stock-based compensation, acquisition-related transaction costs and amortization of purchased intangibles and any tax impact related to these items, was $884,000, or three cents per diluted share, for the three months ended September 30, 2012. This compares with non-GAAP net income of $281,000, or two cents per diluted share for the first quarter of fiscal 2012.

The GAAP financial measures most directly comparable to each non-GAAP financial measure used, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release following the condensed financial statements.

Conference Call

Greenway will host a conference call today, Thursday, November 1, 2012, at 5 p.m. Eastern time to discuss the Company's earnings and other information. The call can be accessed by dialing (866) 831-6224 or (617) 213-8853 for international calls. The participant code is 54208348. For listen-only mode, participants should go to the Investors section of www.greenwaymedical.com prior to the call to register and download the necessary audio software.

An audio replay will be posted following the call and will be available from approximately 7 p.m. Eastern time on November 1 through 11:59 p.m. Eastern time on November 15. The replay will be accessible through a link on www.greenwaymedical.com/investors or by calling (888) 286-8010 or internationally (617) 801-6888. Replay code is 26667071.

About Greenway and PrimeSUITE

Greenway Medical Technologies, Inc. (NYSE: GWAY) delivers smarter solutions for smarter healthcare™. PrimeSUITE® — Greenway’s certified and fully integrated electronic health record, practice management and interoperability solution — helps improve care coordination, quality and cost-efficiency as part of a smarter, sustainable healthcare system. Thousands of providers across 30 specialties and sub-specialties use on-premise or cloud-based Greenway® solutions in physician practices, clinics and health systems. To learn more, go to greenwaymedical.com, Twitter, Facebook and YouTube, or email info@greenwaymedical.com.

Forward-Looking Statements

In addition to historical information, this press release may include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s financial condition, growth strategy, business development efforts, service offerings, and service delivery models. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include, but are not limited to, our ability to adapt to evolving technology and industry standards; our ability to implement our growth strategy; our ability to retain management and other qualified personnel; failure to prevent disruptions in service or damage to our third-party providers’ data centers; failure to avoid liability for the use of content we provide; regulation of the healthcare information technology industry; our ability to ensure our solutions meet industry and government standards; failure to maintain adequate security measures for our customers’ confidential information and personal identifiable information and their patients’ protected health information; our ability to obtain new provider clients; failure of the HITECH Act and other incentive programs to be fully implemented or funded by the government; our ability to implement our strategic relationships as currently intended; failure to establish, protect or enforce our intellectual property; restrictions in our credit facility and future indebtedness. Further information concerning these and other factors is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

Greenway, the Greenway logo and PrimeSUITE are registered trademarks and the phrase “smarter solutions for smarter healthcare” are trademarks of Greenway Medical Technologies, Inc. Other product and company names may be the trademarks of respective owners.

Greenway Medical Technologies, Inc.

Condensed Balance Sheets – Unaudited
(In Thousands)

	September 30,	June 30,
	2012	2012

Assets
Current assets:
Cash and cash equivalents	$4,975	$5,585
Short-term investments	29,656	29,350
Accounts receivable, net of a $794 and $720 allowance for doubtful accounts at September 30, 2012 and June 30, 2012, respectively	24,282	28,875
Inventory	463	281
Prepaids and other current assets	3,029	3,001
Deferred tax assets	1,679	1,699
Total current assets	64,084	68,791
Property and equipment, net	21,989	20,340
Software development cost, net	18,997	17,156
Acquired intangibles, net	479	510
Deferred tax assets - noncurrent	25,866	25,846
Goodwill	440	440
Other assets	468	40
Total assets	$132,323	$133,123

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$11,735	$12,436
Accrued liabilities	7,520	9,533
Deferred revenue	11,650	12,192
Total current liabilities	30,905	34,161

Obligation for purchased technology	-	116
Shareholders’ equity:
Common stock	3	3
Additional paid-in capital	240,121	237,558
Accumulated deficit	(138,706)	(138,715)
Total shareholders’ equity	101,418	98,846
Total liabilities and shareholders’ equity	$132,323	$133,123

Greenway Medical Technologies, Inc.

Condensed Statements of Operations – Unaudited
(In Thousands except Per Share Data)

	Three Months Ended
	September
	30,	September 30,
	2012	2011

Revenue:
System sales	$9,035	$6,648
Training and consulting services	6,863	6,603
Support services	10,292	7,056
Electronic data interchange and business services	6,584	5,343
Total revenue	32,774	25,650
Cost of revenue (Note 1):
System sales	3,007	1,847
Training and consulting services	4,602	4,431
Support services	3,125	2,257
Electronic data interchange and business services	4,194	3,821
Total cost of revenue	14,928	12,356
Gross profit	17,846	13,294
Operating expenses (Note 1):
Sales, general and administrative	13,324	10,678
Research and development	4,772	3,165
Total operating expenses	18,096	13,843
Operating (loss)	(250)	(549)
Interest income (expense), net	289	(9)
Other (expense), net	(24)	(38)
Income (loss) before provision for income taxes	15	(596)
Provision (benefit) for income taxes	7	(190)
Net income (loss)	8	(406)
Preferred stock dividends and accretion	-	(9,376)
Income (loss) available to common shareholders	$8	$(9,782)
Per share data:
Net income (loss) per share available to common shareholders:
Basic	$0.00	$(0.84)
Diluted	$0.00	$(0.84)
Weighted average number of common shares outstanding:
Basic	29,295	11,686
Diluted	30,603	11,686

Note 1 - Includes stock-based compensation in the following amounts:
Cost of revenue:
System sales	$8	$8
Training and consulting services	$47	92
Software support services	$26	79
Electronic data interchange and business services	$5	-
Total cost of revenue	$86	179
Operating expenses:
Sales, general and administrative	$843	214
Research and development	$170	664
Total operating expenses	$1,013	878
Total stock-compensation expense	$1,099	$1,057

Greenway Medical Technologies, Inc.

Condensed Statements of Cash Flows – Unaudited
(Amounts in Thousands)

	Three Months Ended
	September 30,	September 30,
	2012	2011

Cash flows from operating activities:
Net income (loss)	$8	$(406)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Gain on the sale of property and equipment	-	(2)
Net stock compensation expense	1,099	1,057
Deferred income tax provision (benefit)	-	(227)
Depreciation and amortization	1,784	460
Provision for bad debts	345	256
Changes in current assets and liabilities:
Accounts receivable	4,248	1,029
Inventory	(183)	(165)
Prepaids and other current assets	(456)	(967)
Accounts payable and accrued liabilities	(3,940)	(593)
Deferred revenue	(542)	369
Net cash provided by operating activities	2,363	811
Cash flows from investing activities:
(Purchases) sales of short-term investments - net	(306)	2,706
Purchases of property and equipment	(1,252)	(769)
Capitalized software development cost	(2,856)	(3,041)
Net cash used in investing activities	(4,414)	(1,104)
Cash flows from financing activities:
Payments on obligation for acquired technology	(23)	(39)
Proceeds from exercise of stock options and warrants	1,464	161
Net cash provided by financing activities	1,441	122
Net decrease in cash and cash equivalents	(610)	(171)
Cash and cash equivalents at beginning of period	5,585	5,722
Cash and cash equivalents at end of period	$4,975	$5,551
Supplemental cash flow information:
Cash paid for interest	$5	$-
Cash paid for taxes	$7	$75

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

(Unaudited, in thousands, except share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company in describing its financial performance in accordance with U.S. “generally accepted accounting principles” (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures”. While management believes these non-GAAP financial measures provide useful supplemental information to investors regarding the Company’s operations, investors are reminded to consider these non-GAAP measures in addition to, and not a substitute for, financial performance measures in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of the operations as determined in accordance with GAAP.

Non-GAAP Adjusted EBITDA

(Unaudited, in thousands)

Set forth below is a presentation of the Company’s “non-GAAP Adjusted EBITDA” and the “non-GAAP Adjusted EBITDA Margin” which is non-GAAP Adjusted EBITDA as a percentage of total revenue:

	Three Months Ended September 30,
	2012	2011

Reconciliation of net income (loss) to Non-GAAP Adjusted EBITDA:

Net income (loss)	8	$(406)
Stock-based compensation	1,099	1,057
Depreciation and amortization	1,784	460
Interest (income) expense, net	(289)	9
Provision (benefit) for income taxes	7	(190)
Non-GAAP adjusted EBITDA	$2,609	$930

Non-GAAP adjusted EBITDA margin	8%	4%

Non-GAAP Adjusted Net Income

(Unaudited, in thousands except per share amounts)

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share”:

	Three Months Ended September 30,
	2012	2011

Non-GAAP adjusted net income (loss)
GAAP net income (loss)	$8	$(406)

Add: Stock-based compensation	1,099	1,057
Add: Amortization of purchased intangibles	361	88
Subtotal of tax deductible items	1,460	1,145
Less: tax impact of tax deductible items (40% rate)	(584)	(458)
Non-GAAP adjusted net income	$884	$281

Weighted average number of shares - diluted	30,603	11,686

Non-GAAP adjusted net income per diluted share	$0.03	$0.02

	Three Months Ended September 30,
	2012	2011

GAAP net income (loss) per share	$0.00	$ (0.04)

Add: Stock-based compensation	$0.03	$0.09
Add: Amortization of purchased intangibles	$0.01	$0.01
Subtotal of tax deductible items	$0.04	$0.10
Less: tax impact of tax deductible items (40% rate)	$(0.01)	$(0.04)
Non-GAAP adjusted net income per share - diluted	$0.03	$0.02

Explanation of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. GAAP. The Company’s management believes that investors may wish to consider the impact of certain non-cash or non-recurring items as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that may vary in frequency and impact on continuing operations. Management also presents results of operations before such items to evaluate operating performance, compare performance against past periods and as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate operating results and trends by eliminating certain non-cash expenses and other items that management believes might complicate comparisons with prior periods, obscure current trends or reduce the ability to make useful forecasts. Management believes that these non-GAAP measures provide additional means of evaluating performance, period-over-period. In addition, management understands that some investors and financial analysts find this information useful in analyzing the Company’s financial and operational performance and comparing such performance to peers and competitors.

Non-GAAP Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, acquisition-related transaction costs and stock-based compensation. It is presented as a supplemental measure of the Company’s performance. However, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Non-GAAP Adjusted Net Income is defined as net income before stock-based compensation, acquisition-related transaction costs and amortization of purchased intangibles and any tax impact related to these items.

Non-GAAP Adjusted Net Income Per Diluted Share is defined as Non-GAAP Adjusted Net Income divided by the weighted average diluted shares outstanding. Management considers all of these non-GAAP financial measures to be useful indicators of the Company’s performance and a measure of historical trends.

The following items are excluded from non-GAAP Adjusted Net Income and related Per Diluted Share financial measures referenced above, and the reasons therefore are:

  Stock-based compensation — Excluded because these are non-cash expenses that management does not consider useful in assessing ongoing operating results or performance of the business, and also because the amount of the expense is not totally within the Company’s control since it is based on factors such as stock price, volatility and interest rates which may be unrelated to the Company’s performance during the period the expense is incurred.
  Amortization of purchased intangibles — Purchased intangibles are amortized over their estimated useful life and generally cannot be influenced after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Thus, including such charges does not accurately reflect the performance for the period in which such charge is incurred.
  Acquisition-related transaction costs — Transaction costs associated with acquisitions are non-recurring and related specifically to a subject acquisition. Accordingly, management does not believe that they reflect the underlying performance of ongoing business operations for the period incurred.

CONTACT:
Greenway Medical Technologies, Inc.
Al Cochran, 678-839-5860
Chief Financial Officer
alcochran@greenwaymedical.com
or
Bob Kneeley, 678-390-7262
Vice President, Investor Relations
bobkneeley@greenwaymedical.com